Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Kansas City Southern de México, S.A. de C.V. (the “Company”) on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael R. Haverty, Chairman of the Board of Directors and principal executive officer of the Company, and Ronald G. Russ, chief financial officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Michael R. Haverty
Michael R. Haverty
Chairman of the Board and Principal Executive Officer
April 12, 2006
/s/ Ronald G. Russ
Ronald G. Russ
Chief Financial Officer
April 12, 2006
A signed original of this written statement required by Section 906 has been provided to Kansas City Southern de México, S.A. de C.V. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.